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Detroit Diesel Corporation Form 10-Q (continued)

                                                                      EXHIBIT 11


                           Detroit Diesel Corporation
                 Statement of Computation of Earnings Per Share


                                                      Three Months Ended June 30,               Six Months Ended June 30,
                                                         1998              1997                 1998                 1997
                                                         ----              ----                 ----                 ----
Basic net income per share
      Net income                                    $  10,400,000     $   7,400,000        $  20,100,000        $  13,800,000


      Weighted average number of shares outstanding    24,701,899        24,699,566           24,701,858           24,699,566
                                                    -------------     -------------        -------------        -------------
Basic net income per share                          $        0.42     $        0.30        $        0.81        $        0.56
                                                    =============     =============        =============        =============

Diluted net income per share:
      Net income                                    $  10,400,000     $   7,400,000        $  20,100,000        $  13,800,000


      Weighted average number of shares outstanding    24,701,899        24,699,566           24,701,858           24,699,566
      Dilutive effect of stock options                    102,768 (1)        40,687 (2)           82,891 (1)           13,964 (2)
                                                    -------------     -------------        -------------        -------------
      Weighted average number of shares outstanding    24,804,667        24,740,253           24,784,749           24,713,530
                                                    -------------     -------------        -------------        -------------
Diluted net income per share                        $        0.42     $        0.30        $        0.81        $        0.56
                                                    =============     =============        =============        =============


          (1) Represents the weighted average dilutive effect of 301,310, 265,250, 103,750, 20,000, 2,500 and 219,250 stock options exercisable at $20.00, $17.00, $23.75, $21.81, $23.94 and $22.69
               per share, respectively, calculated using the treasury stock method.

          (2) Represents the weighted average dilutive effect of 300,250, 267,500, 106,000 and 5,000 stock options exercisable at $20.00, $17.00, $23.75 and $18.00 per share, respectively, calculated using the treasury stock method.









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